   As filed with the Securities and Exchange Commission on December 20, 1996
                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                  COVANCE INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                210 Carnegie Center              22-3265977
                         Princeton, New Jersey 08540-6233
                                                             (I.R.S. Employer
(State of Incorporation)      (Address of principal       Identification Number)
                                executive offices)
                                  (Zip Code)

              COVANCE INC. EMPLOYEE EQUITY PARTICIPATION PROGRAM
                           (Full Title of the Plan)


                           Jeffrey S. Hurwitz, Esq.
                       Corporate Senior Vice President,
                         General Counsel and Secretary
                                 Covance Inc.
                              210 Carnegie Center
                       Princeton, New Jersey  08540-6233
                    (Name and address of agent for service)

                                (609) 452-4430
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                       Philadelphia, Pennsylvania  19103
                   Attention: Herbert F. Goodrich, Jr., Esq.
                                 (215) 994-2905


                        CALCULATION OF REGISTRATION FEE

                                            Proposed     Proposed
Title of                                    maximum      maximum
securities                Amount            offering     aggregate        Amount of
to be                     to be             price per    offering         registration
registered                registered        share(1)     price(1)         fee
----------------------------------------------------------------------------------------------
Common Stock, par
  value $.01 per share    6,000,000 shares    $25        $150,000,000     $51,724.14

----------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $25 per share.

================================================================================

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

Item 2. Company Information and Employee Plan Annual Information.

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed or to be filed by Covance Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

             1. Form 10 filed with the Commission on November 26, 1996 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") containing audited financial statements for the Registrant's latest fiscal year including any amendment or report filed for the purpose of updating such description.

             2. The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 10 filed with the Commission on November 26, 1996 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Incorporated by reference to Registrant's Form 10 filed with the Commission on November 26, 1996 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 5. Interests of Named Experts and Counsel.

        Jeffrey S. Hurwitz, Corporate Senior Vice President, General Counsel and Secretary of the Company, issued the opinion as to the legality of securities being registered herein attached as Exhibit 5.1 hereto. Mr . Hurwitz has an indirect interest in an indeterminable number of shares of the Common Stock by virtue of the Distribution (as defined below) of the Company's Common Stock upon the conversion of Corning Incorporated shares of common stock, stock options, restricted shares or other securities held by Mr. Hurwitz. The conversion of all such Corning Incorporated securities will not occur, and the exact amount of the Company's Common Stock to be distributed to Mr. Hurwitz will not be determined, until the effective date of the Distribution. The description of the Distribution of the Company's Common Stock is incorporated by reference to Registrant's Form 10 filed with the Commission on November 26, 1996 pursuant to
Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 6. Indemnification of Directors and Officers.

        As permitted by Delaware Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law. Section 145 of the Delaware Law provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


        The directors and officers of the Company are insured against certain liabilities under the Company's directors' and officers' liability insurance.


Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following exhibits are filed herewith:

       Exhibit
         No.                         Document
       -------                       --------

        4.1 Covance Inc. Employee Equity Participation Program (incorporated by reference to Exhibit 10.9 to Registrant's Registration Statement on Form 10-A filed with the Securities and Exchange Commission on November 25, 1996 (Registration No. 001-12213)).

        5.1 Opinion of General Counsel as to the legality of securities being registered.


        23.1   Consent of Price Waterhouse LLP.

        23.2   Consent of General Counsel (contained in opinion filed as Exhibit
               5.1 to this Registration Statement).

        24.1   Power of Attorney (included on Signature Page).

Item 9. Undertakings.

        The undersigned Company hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act.

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement.

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


        (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Company. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton and State of New Jersey on December 19, 1996.

                                        COVANCE INC.



                                        By: /s/ Christopher A. Kuebler
                                           -------------------------------------
                                        Christopher A. Kuebler
                                        Chairman, President and Chief Executive
                                        Officer


                               POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey S. Hurwitz and Diana I. Faillace each of them, his true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                     Date
---------                     -----                     ----



/s/ Christopher A. Kuebler    Chairman,
--------------------------    President, Chief
CHRISTOPHER A. KUEBLER        Executive Officer and     December 19, 1996
                              Director


/s/ Van C. Campbell
--------------------------
VAN C. CAMPBELL               Director                  December 19, 1996



/s/ William C. Ughetta
--------------------------
WILLIAM C. UGHETTA            Director                  December 19, 1996



--------------------------
ROGER G. ACKERMAN             Director                  December   , 1996
                                                                 --

                                 EXHIBIT INDEX
                                 -------------

 Exhibit No.       Document
 -----------       --------



     4.1 Covance Inc. Employee Equity Participation Program (incorporated by reference to Exhibit 10.9 to Registrant's Registration Statement on Form 10-A filed with the Securities and Exchange Commission on November 25, 1996 (Registration No. 001-12213)).

     5.1 Opinion of General Counsel as to the legality of securities being registered.


     23.1    Consent of Price Waterhouse LLP.

     23.2    Consent of General Counsel (contained in opinion filed as Exhibit
             5.1 to this Registration Statement).

     24.1    Power of Attorney (included on Signature Page).